Exhibit 10.8

Type: CONSOLIDATED REAL PROPERT'
Recorded: 2/1012016 2:58:37 PM
Fee Amt: $84.00 Page 1 of 22
Gaston, NC
Susan S. Lockridge Register of Deeds

BK 4828 PG 2358 - 237

MEDALIST FUND I-A, LLC

(Trustor)

to

BRIAN L. CARR

(Trustee)

for the Benefit of

JEFFERIES LOANCORE LLC

(Beneficiary)

DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS

AND SECURITY AGREEMENT

Dated: As of February 10, 2016

Property Location:

3924-3940 East Franklin Boulevard,

Gastonia, Gaston County, North Carolina 28056

THIS DOCUMENT PREPARED BY:	WHEN RECORDED MAIL TO:
Jefferies LoanCore LLC	Carlton Fields
c/o LoanCore Capital	One At1antic Center
SS Railroad Avenue #100	1201 W. Peachtree Street, NW
Greenwich, Connecticut 06830	Suite 3000
Attention: Dan Bennett	Atlanta, Georgia 30309
Facsimile No.: (203) 861-6006	Attention: W. Gregory Null, Esq.

Submitted electronically by Hervey and Hervey in compliance with North Carolina statues governing recordable documents and the terms of the submitter agreement with the Gaston County Register of Deeds.

Original Recorded With Cover Sheet

AITENTION: COUNTY RECORDER - THIS INSTRUMENT COVERS GOODS THAT ARE OR ARE TO BECOME FIXTURES ON THE PROPERTIES DESCRIBED HEREIN MTD IS TO BE FILED FOR RECORD IN THE RECORDS WHERE DEEDS OF TRUST ON REAL ESTATE ARE RECORDED. ADDITIONALLY, THIS INSTRUMENT SHOULD BE APPROPRIATELY INDEXED, NOT ONLY AS A DEED OF TRUST, BUT ALSO AS A FINANCING STATEMENT COVERING GOODS THAT ARE OR ARE TO BECOME FIXTURES ON THE REAL PROPERTY DESCRIBED HEREIN. THE MAILING ADDRESSES OF THE TRUSTOR (DEBTOR) AND BENEFICIARY (SECURED PARTY) ARE SET FORTH IN THIS INSTRUMENT.

ORGANIZATION IDENTIFICATION NUMBER OF TRUSTOR/DEBTOR: 5400508

This DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT (this "Deed of Trust'), made as of February 10, 2016 by MEDALIST FUND 1-A, LLC, a Delaware limited liability company, having an office at 11 S. 12th Street, Suite 401, Richmond, Virginia 23219 ("Trustor'), to BRIAN L. CARR, having an address at 901 E. Byrd Street, Suite 1100, Richmond, Virginia 23219 ("Trustee,), as Trustee, for the benefit of JEFFERIES LOANCORE LLC, a Delaware limited liability company (together with its successors and assigns, hereinafter referred to as "Beneficiary"), having an address c/o LoanCore Capital, 55 Railroad Avenue, Suite 100, Greenwich, Connecticut 06830.

Trustor and Beneficiary have entered into a Loan Agreement dated as of the date hereof (as amended, modified, restated, consolidated or supplemented from time to time, the “Loan Agreement”) to which Beneficiary is making a secured loan to Trustor in the aggregate original principal amount of $14,275,000.00 (the 0Loan "). Capitalized terms used herein without definition ere used as defined in the Loan Agreement. The Loan is evidenced by a Note dated the date hereof made by Trustor to Beneficiary in such principal amount (as the same may be amended, modified, restated, severed, consolidated, renewed, replaced, or supplemented from time to time, the "Note").

To secure the payment of the Note and all sums which may or shall become due thereunder or under any of the other documents evidencing, securing or executed in connection with the Loan (the Note, this Deed of Trust, the Loan Agreement and such other documents, as any of the same may, from time to time, be modified, amended or supplemented, being hereinafter collectively referred to as the "Loan Documents"), including (i) the payment of interest and other amounts which would accrue and become due but for the filing of a petition in bankruptcy(whether or not a claim is allowed against Trustor for such interest or other amounts in any such bankruptcy proceeding) or the operation of the automatic stay under Section 362(a) of Title 11 of the United States Code (the "Bankruptcy Code0 , and (ii) the costs and expenses of enforcing any provision of any Loan Document (all such sums being hereinafter collectively referred to as the “Debt” has given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, warranted, pledged, assigned, and hypothecated and by these presents dos hereby give, grant, bargain, sell, alien, enfeoff, convey, confirm, warrant, pledge, assign, and hypothecate unto Trustee, in trust for the benefit of Beneficiary, WITH POWER OF SALE, the land described in Exhibit A (the “Premises”), and the building, structures, fixtures, and other improvements now or hereafter located thereon (the “Improvements”);

TOGETHER WITH: all right, title, interest and estate of Trustor now owned, or hereafter acquired, in and to the following property, rights, interests and estates (the Premises, the Improvements, and the property, rights, interests and estates hereinafter described are collectively referred to herein as the "Trust Property”):

      (a)       all easements, rights of way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, rights to oil, gas, minerals, coal and other substances of any kind or character, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to the Premises and the Improvements; and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road, highway, alley or avenue, open vacated or proposed, in front of or adjoining the Premises, to the center line thereof; and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Trustor of, in and to the Premises and the Improvements and every part and parcel thereof, with the appurtenances thereto;

      (b)       all machinery, furniture, furnishings, equipment, computer software and hardware, fixtures (including all beating, air conditioning, plumbing, lighting, communications and elevator fixtures), inventory, materials, supplies and other articles of personal property and accessions thereof, renewa1s and replacements thereof and substitutions therefor, arid other property of every kind and nature, tangible or intangible, owned by Trustor, or in which Trustor has or shall have an interest, now or hereafter located upon the Premises or the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Premises and the Improvements (hereinafter collectively referred to as the "Equipme11f' ), including any leases of, deposits in connection with, and proceeds of any sale or transfer of any of the foregoing, and the right, title and interest of Trustor in and to any of the Equipment that may be subject to any "security interest" as defined in the Uniform Commercial Code, as in effect in the State where the Trust Property is located (the "UCC'), superior in lien to the lien of this Deed of Trust;

      (c)       all awards or payments, including interest thereon, that may heretofore or hereafter be made with respect to the Premises or the Improvements, whether from the exercise of the right of eminent domain or condemnation (including any transfer made in lieu of or in anticipation of the exercise of such right), or for a change of grade, or for any other injury to or decrease in the value of the Premises or Improvements;

      (d)       all leases, subleases and other agreements or arrangements heretofore or hereafter entered into affecting the use, enjoyment or occupancy of, or the conduct of any activity upon or in, the Premises or the Improvements, including any extensions, renewals, modifications or amendments thereof (hereinafter collectively referred to as the "Leases")and all rents, rent equivalents, moneys payable as damages (including payments by reason of the rejection of a Lease in a Bankruptcy Proceeding or in lieu of rent or rent equivalents), royalties (including all oil and gas or other mineral royalties and bonuses), income, fees, receivables, receipts, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of TJ11Stor or its agents or employees from any and all sources arising from or attributable to the Premises and the Improvements, including a11 receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of the Premises or the Improvements, or rendering of services by Trustor or any of its agents or employees, and proceeds, if any, from business interruption or other loss of income insurance (hereinafter collectively referred to as the "Rents"), together with a11proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;

      (e)       all proceeds of and any unearned premiums on any insurance policies covering the Trust Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Trust Property;

      (f)       the right, in the name and on behalf of Trustor, to appear in and defend any action or proceeding brought with respect to the Trust Property and to commence any action or proceeding to protect the interest of Beneficiary in the Trust Property;

      (g)       all accounts (including reserve accounts), escrows, documents, instruments, chattel paper, claims, deposits and general intangibles, as the foregoing terms are defined in the UCC, and all franchises, trade names, trademarks, symbols, service marks, books, records, plans, specifications, designs, drawings, surveys, title insurance policies, permits, consents, licenses, management agreements, contract rights (including any contract with any architect or engineer or with any other provider of goods or services for or in connection with any construction, repair or other work upon the Trust Property), approvals, actions, refunds of real estate taxes and assessments (and any other governmental impositions related to the Trust Property) and causes of action that now or hereafter relate to, are derived from or are used in connection with the Trust Property, or the use, operation, maintenance, occupancy or enjoyment thereof or the conduct of any business or activities thereon (hereinafter collectively referred to as the “Intangibles”); and

      (h)       all proceeds, products, offspring, rents and profits from any of the foregoing, including those from sale, exchange, transfer, collection, loss, damage, disposition, substitution or replacement of any of the foregoing.

      Without limiting the generality of any of the foregoing, in the event that a case wider the Bankruptcy Code is commenced by or against Trustor, pursuant to Section 552(b)(2) of the Bankruptcy Code, the security interest granted by this Deed of Trust shall automatically extend to all Rents acquired by the Trustor after the commencement of the case and shall constitute cash collateral under Section 363(a) of the Bankruptcy Code.

      TO HAVE AND TO HOLD the Trust Property unto and to the use and benefit of Beneficiary and its successors and assigns, forever;

      PROVIDED, HOWEVER, these presents are upon the express condition that, if Trustor shall well and truly pay to Beneficiary the Debt at the time and in the manner provided in the Loan Documents and shall well and truly abide by and comply with each and every covenant and condition set forth in the Loan Documents in a timely manner, these presents and the estate hereby granted shall cease, terminate and be void;

      AND Trustor represents and warrants to and covenants and agrees with Beneficiary as follows:

PART I.- GENERAL PROVISIONS

      1.       Payment of Debt and Incorporation of Covenants, Conditions and Agreements. Trustor shall pay the Debt at the time and in the manner provided in the Loan Documents. All the covenants, conditions and agreements contained in the Loan Documents are hereby made a part of this Deed of Trust to the same extent and with the same force as if fully set forth herein.

      2.       Leases and Rents.

        (a)       Trustor does hereby absolutely and unconditionally assign to Beneficiary all of Trustor's right, title and interest in all current and future Leases and Rents, it being intended by Trustor that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Such assignment shall not be construed to bind Beneficiary to the performance of any of the covenants or provisions contained in any Lease or otherwise impose any obligation upon Beneficiary. Nevertheless, subject to the terms of this paragraph, Beneficiary grants to Trustor a revocable license to operate and manage the Trust Property and to collect the Rents subject to the requirements of the Loan Agreement (including the deposit of Rents into the Clearing Account). Upon an Event of Default, without the need for notice or demand (except as otherwise specifically set forth in the Loan Agreement with respect to a non-monetary Event of Default or as required by applicable law, in either case if any), the license granted to Trustor herein shall automatically be revoked, and Beneficiary shall immediately be entitled to possession of all Rents in the Clearing Account, the Deposit Account (including all Subaccounts thereof) and all Rents collected thereafter (including Rents past due and unpaid), whether or not Beneficiary enters upon or takes control of the Trust Property. Trustor hereby grants and assigns to Beneficiary the right, at its option, upon revocation of the license granted herein, to enter upon the Trust Property in person, by agent or by court appointed receiver to collect the Rents. Any Rents collected after the revocation of such license may be applied toward payment of the Debt in such priority and proportions as Beneficiary in its sole discretion shall deem proper.

        (b)       Trustor shall not enter into, modify, amend, cancel, terminate, or renew any Lease except as provided in Section 5.10 of the Loan Agreement.

      3.       Use of Trust Property. Trustor shall not initiate, join in, acquiesce in or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Trust Property. If under applicable zoning provisions the use of the Trust Property is or shall become a nonconforming use, Trustor shall not cause or permit such nonconforming use to be discontinued or abandoned without the consent of Beneficiary. Trustor shall not (i) change the use of the Trust Property, (ii) permit or suffer to occur any ·material physical waste on or to the Trust Property or (iii) take any steps to convert the Trust Property to a condominium or cooperative form of ownership.

      4.       Transfer or Encumbrance of the Trust Property.

        (a)       Trustor acknowledges that (i) Beneficiary has examined and relied on the creditworthiness and experience of the principals of Trustor in owning and operating properties such as the Trust Property in agreeing to make the Loan, (ii) Beneficiary will continue to rely on Trustor's ownership of the Trust Property as a means of maintaining the value of the Trust Property as security for the Debt, and (iii) Beneficiary has a valid interest in maintaining the value of the Trust Property so as to ensure that, should Trustor default in the repayment of the Debt, Beneficiary can recover the Debt by a sale of the Trust Property. Trustor shall not sell, convey, alienate, mortgage, encumber, pledge or otherwise transfer the Trust Property or any part thereof, or suffer or permit any Transfer to occur, other than a Permitted Transfer.

        (b)       Beneficiary shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon Transfer in violation of this Paragraph 4. This provision shall apply to every sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Trust Property (and every other Transfer) regardless of whether voluntary or not. Any Transfer made in contravention of this Paragraph 4 shall be nu11 and void and of no force and effect. Trustor agrees to bear and shall pay or reimburse Beneficiary on demand for all reasonable expenses (including reasonable attorneys' fees and disbursements, title search costs and title insurance endorsement premiums) incurred by Beneficiary in connection with the review, approval and documentation of any Permitted Transfer.

      5.       Changes in Laws Regarding Taxation. If any law is enacted or adopted or amended after the date of this Deed of Trust which deducts the Debt from the value of the Trust Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Beneficiary's interest in the Trust Property, Trustor will pay such tax, with interest and penalties thereon, if any. If Beneficiary is advised by its counsel that the payment of such tax or interest and penalties by Trustor would be unlawful, taxable to Beneficiary or unenforceable, or would provide the basis for a defense of usury, then Beneficiary shall have the option, by notice of not less than 90 days, to declare the Debt immediately due and payable.

      6.       No Credits on Account of the Debt. Trustor shall not claim or demand or be entitled to any credit on account of the Debt for any part of the Taxes or Other Charges assessed against the Trust Property, and no deduction shall otherwise be made or claimed from the assessed value of the Trust Property for real estate tax purposes by reason of this Deed of Trust or the Debt. If such claim, credit or deduction shall be required by law, Beneficiary shall have the option, by notice of not less than 90 days, to declare the Debt immediately due and payable.

      7.       Further Acts, Etc. Trustor shall, at its sole cost, duly execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers and assurances as Beneficiary shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Beneficiary the property and rights hereby mortgaged, given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, pledged, assigned and hypothecated or intended now or hereafter so to be, or which Trustor may be or may hereafter become bound to convey or assign to Beneficiary, or for carrying out the intention or facilitating the performance of the terms of this Deed of Trust, or for filing, registering or recording this Deed of Trust or for facilitating the sale and transfer of the Loan and the Loan Documents in connection with a Secondary Market Transaction as described in Section 9.1 of the Loan Agreement. Upon foreclosure, the appointment of a receiver or any other relevant action, Trustor shall, at its sole cost, cooperate fully and completely to affect the assignment or transfer of any license, permit, agreement or any other right necessary or useful to the operation of the Trust Property. Trustor grants to Beneficiary an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Beneficiary at law and in equity, including such rights and remedies available to Beneficiary pursuant to this paragraph. Notwithstanding anything to the contrary in the immediately preceding sentence, Beneficiary shall not execute any document as attorney-in-fact of Trustor unless (x) Trustor shall have failed or refused to execute the same within five (5) Business Days after Beneficiary's request therefor, or (y) in Beneficiary's good faith determination it would be materially prejudiced by the delay involved in making such a request. Beneficiary shall give prompt notice to Trustor of any exercise of the power of attorney as provided for in this Paragraph 7, along with copies of all documents executed in connection therewith.

      8.       Recording of Deed of Trust, Etc. Trustor forthwith upon the execution and delivery of this Deed of Trust and thereafter, from time to time, shall cause this Deed of Trust, and any security instrument creating a lien or security interest or evidencing the lien hereof upon the Trust Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien or security interest hereof upon and the interest of Beneficiary in, the Trust Property. Trustor shall pay all filing, registration or recording fees all expenses incident to the preparation, execution and acknowledgment of and all federal, state, county and municipal, taxes, duties, imposts, documentary stamped assessments and charges arising out of or in connection with the execution and delivery of, this Deed of Trust, any deed of trust supplemental hereto, any security instrument with respect to the Trust Property or any instrument of further assurance, except where prohibited by law so to do. Trustor shall hold harmless and indemnify Beneficiary, its successors and assigns, against any liability incurred by reason of the imposition of any tax on the making or recording of this Deed of Trust.

      9.       Right to Cure Defaults. Upon the occurrence of any Event of Default beyond the applicable cure period, if any, Beneficiary may, but without any obligation to do so and without notice to or demand on Trustor (except as otherwise specifically set forth in the Loan Agreement with respect to a non-monetary Event of Default or as required by applicable Jaw, in either case if any) and without releasing Trustor from any obligation hereunder, perform the obligations in Default in such manner and to such extent as Beneficiary may deem necessary to protect the security hereof. Beneficiary is authorized to enter upon the Trust Property for such purposes or appear in, defend or bring any action or proceeding to protect its interest in the Trust Property or to foreclose this Deed of Trust or collect the Debt, and the cost and expense thereof (including reasonable attorneys' fees and disbursements to the extent permitted by law), with interest thereon at the Default Rate for the period after notice from Beneficiary that such cost or expense was incurred to the date of payment to Beneficiary, shall constitute a portion of the Debt, shall be secured by this Deed of Trust and the other Loan Documents and shall be due and payable to Beneficiary upon demand.

      10.     Remedies.

(a)       Upon the occurrence of any Event of Default, Beneficiary may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Trustor and in and to the Trust Property, by Beneficiary itself or otherwise, including the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Beneficiary may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Beneficiary:

(i)       declare the entire Debt to be immediately due and payable;

(ii)      give such notice of default and of election to cause the Trust Property to be sold as may be required by law or as may be necessary to cause Trustee to exercise the power of sale granted herein; Trustee shall then record and give such notice of Trustee's sale as then required by law and, after the expiration of such time as may be required by law, may sell the Trust Property at the time and place specified in the notice of sale, as a whole or in separate parcels as directed by Beneficiary, or by Trustor to the extent required by law, at public auction to the highest bidder for cash in lawful money of the United States, payable at time of sale, all in accordance with applicable law. Trustee, from time to time, may postpone or continue the sale of all or any portion of the Trust Property by public declaration at the time and place last appointed for the sale and no other notice of the postponed sale shall be required unless provided by applicable law. Upon any sale, Trustee shall deliver its deed conveying the property sol without any covenant or warranty, expressed or implied to the purchaser or purchasers at the sale. The recitals in such deed of any matters or facts shall be conclusive as to the accuracy thereof;

(iii)      institute a proceeding or proceedings, judicial or nonjudicial, to the extent permitted by law, by advertisement or otherwise, for the complete foreclosure of this Deed of Trust, in which case the Trust Property may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

(iv)     with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Deed of Trust for the portion of the Debt then due and payable, subject to the continuing lien of this Deed of Trust for the balance of the Debt not then due;

(v)      sell for cash or upon credit the Trust Property and all estate, claim, demand right, title and interest of Trustor therein and rights of redemption thereof, pursuant to the power of sale, to the extent permitted by law, or otherwise, at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

(vi)     institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein or in any other Loan Document;

(vii)    recover judgment on the Note either before, during or after any proceeding for the enforcement of this Deed of Trust;

(viii)   apply for the appointment of a trustee, receiver, liquidator or conservator of the Trust Property, without notice and without regard for the adequacy of the security for the Debt end without regard for the solvency of the Trustor or of any person, firm or other entity liable for the payment of the Debt;

(ix)     enforce Beneficiary' s interest in the Leases and Rents and enter into or upon the Trust Property, either personally or by its agents, nominees or attorneys and dispossess Trustor and its agents and employees therefrom and thereupon Beneficiary may (A) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with the Trust Property and conduct the business thereat; (B) complete any construction on the Trust Property in such manner and form as Beneficiary deems advisable; (C) make alterations, additions, renewals, replacements and improvements to or on the Trust Property; (D) exercise all rights and powers of Trustor with respect to the Trust Property, in accordance with the Leases, whether in the name of Trustor or otherwise, including the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive Rents; and (E) apply the receipts from the Trust Property to the payment of the Debt, after deducting therefrom all expenses (including reasonable attorneys' fees and disbursements) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, insurance and other charges in connection with the Trust Property, as well as just and reasonable compensation for the services of Beneficiary, and its counsel, agents and employees;

(x)       require Trustor to pay monthly in advance to Beneficiary, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of any portion of the Trust Property occupied by Trustor, and require Trustor to vacate and surrender possession of the Trust Property to Beneficiary or to such receiver, and, in default thereof, evict Trustor by summary proceedings or otherwise; or

(xi)      pursue such other rights and remedies as may be available at law or in equity or under the UCC, including the right to receive and/or establish a lock box for all Rents and proceeds from the Intangibles and any other receivables or rights to payments of Trustor relating to the Trust Property.

In the event of a sale, by foreclosure or otherwise, of1ess than all of the Trust Property, this Deed of Trust shall continue as a lien on the remaining portion of the Trust Property.

(b)       The proceeds of any sale made under or by virtue of this Paragraph 10, together with any other sums which then may be held by Beneficiary under this Deed of Trust, whether under the provisions of this paragraph or otherwise, shall be applied by Beneficiary to the payment of the Debt in such priority and proportion as Beneficiary in its sole discretion shall deem proper.

(c)       Beneficiary may adjourn from time to time any sale by it to be made under or by virtue of this Deed of Trust by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable law, Beneficiary, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

(d)       Upon the completion of any sale or sales pursuant hereto, Beneficiary, or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. Beneficiary is hereby irrevocably appointed the true and lawful attorney of Trustor, in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Trust Property and rights so sold and for that purpose Beneficiary may execute all necessary instruments of conveyance, assignment and transfer, and may substitute one or more persons with like power, Trustor hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof. Any sale or sales made under or by virtue of this Paragraph l 0, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Trustor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Trustor and against any and all persons claiming or who may claim the same, or any part thereof: from, through or under Trustor.

(e)       Upon any sale made under or by virtue of this Paragraph 10, whether made under a power of sale or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Beneficiary may bid for and acquire the Trust Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Debt the net sales price after deducting therefrom the expenses of the sale and costs of the action and any other sums which Beneficiary is authorized to deduct under this Deed of Trust or any other Loan Document.

(f)       No recovery of any judgment by Beneficiary and no levy of an execution under any judgment upon the Trust Property or upon any other property of Trustor shall affect in any manner or to any extent the lien of this Deed of Trust upon the Trust Property or any part thereof, or any liens, rights, powers or remedies of Beneficiary hereunder, but such liens, rights, powers and remedies of Beneficiary shall continue unimpaired as before.

(g)       Beneficiary may terminate or rescind any proceeding or other action brought in connection with its exercise of the remedies provided in this Paragraph 10 at any time before the conclusion thereof as determined in Beneficiary's sole discretion and without prejudice to Beneficiary.

(h)       Beneficiary may resort to any remedies and the security given by this Deed of Trust or in any other Loan Document in whole or in part and in such portions and in such order as determined by Beneficiary's sole discretion. No such action shall in any way be considered a waiver of any rights, benefits or remedies evidenced or provided by any Loan Document. The failure of Beneficiary to exercise any right, remedy or option provided in any Loan Document shall not be deemed a waiver of such right, remedy or option or of any covenant or obligation secured by any Loan Document. No acceptance by Beneficiary of any payment after the occurrence of any Event of Default and no payment by Beneficiary of any obligation for which Trustor is liable hereunder shall be deemed to waive or cure any Event of Default, or Trustor's liability to pay such obligation. No sale of all or any portion of the Trust Property, no forbearance on the part of Beneficiary, and no extension of time for the payment of the whole or any portion of the Debt or any other indulgence given by Beneficiary to Trustor, shall operate to release or in any manner affect the interest of Beneficiary in the remaining Trust Property or the liability of Trustor to pay the Debt. No waiver by Beneficiary shall be effective unless it is in writing and then only to the extent specifically stated. All costs and expenses of Beneficiary in exercising its rights and remedies under this Paragraph IO (including reasonable attorneys' fees and disbursements to the extent permitted by law), shall be paid by Trustor immediately upon notice from Beneficiary, with interest at the Default Rate for the period after notice from Beneficiary, and such costs and expenses shall constitute a portion of the Debt and shall be secured by this Deed of Trust.

(i)       The interests and rights of Beneficiary under the Loan Documents shall not be impaired by any indulgence, including (i) any renewal, extension or modification which Beneficiary may grant with respect to any of the Debt, (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Beneficiary may grant with respect to the Trust Property or any portion thereof or (iii} any release or indulgence granted to any maker, endorser, guarantor or surety of any of the Debt.

11.       Right of Entry. In addition to any other rights or remedies granted under this Deed of Trust and in accordance with the Leases and the rights of the tenants thereunder, Beneficiary and its agents shall have the right to enter and inspect the Trust Property at any reasonable time during the term of this Deed of Trust. The cost of such inspections or audits shall be borne by Trustor should Beneficiary determine that an Event of Default exists, including the cost of all follow up or additional investigations or inquiries deemed reasonably necessary by Beneficiary. The cost of such inspections, if not paid for by Trustor following demand, may be added to the principal balance of the sums due under the Note and this Deed of Trust and shall bear interest thereafter until paid at the Default Rate.

12.       Security Agreement. This Deed of Trust is both a real property deed of trust and a "security agreement" within the meaning of the UCC. The Trust Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Trustor in the Trust Property. Trustor by executing and delivering this Deed of Trust has granted and hereby grants to Beneficiary, as security for the Debt, a security interest in the Trust Property to the full extent that the Trust Property may be subject to the UCC (such portion of the Trust Property so subject to the UCC being called in this paragraph the "Collateral' ). The foregoing sentence is intended to grant in favor of Beneficiary a first priority continuing lien and security interest in all of Trustor's assets. Trustor authorizes Beneficiary and its counsel to file UCC financing statements in form and substance satisfactory to Beneficiary, describing the collateral as "all assets of Trustor, whether now owned or existing -or hereafter acquired or arising and wheresoever located, and all proceeds and products thereof, including, without limitation, all fixtures on the Premises" or words to that effect, and any limitations on such collateral description, notwithstanding that such collateral description may be broader in scope than the Collateral described in this Deed of Trust. This Deed of Trust shall also constitute a “fixture filing” for the purposes of the UCC. As such, this Deed of Trust covers all items of the Collateral that are or are to become fixtures. Information concerning the security interest herein granted may be obtained from the parties at the addresses of the parties set forth in the first paragraph of this Deed of Trust. If an Event of Default shall occur, Beneficiary, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon defau1t under the UCC, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as Beneficiary may deem necessary for the care, protection and preservation of the Collateral. Upon request or demand of Beneficiary, Trustor shall at its expense assemble the Collateral and make it available to Beneficiary at a convenient place acceptable to Beneficiary. Trustor shall pay to Beneficiary on demand any and all expenses, including reasonable attorneys' fees and disbursements, incurred or paid by Beneficiary in protecting the interest in the Collateral and in enforcing the rights hereunder with respect to the Collateral. Any notice of sale, disposition or other intended action by Beneficiary with respect to the Collateral, sent to Trustor in accordance with the provisions hereof at least ten days prior to such action, shall constitute commercially reasonable notice to Trustor. The proceeds of any disposition of the Col1ateral, or any part thereof, may be applied by Beneficiary to the payment of the Debt in such priority and proportions as Beneficiary in its sole discretion shall deem proper. In the event of any change in name, identity or structure of Trustor, Trustor shall notify Beneficiary thereof and promptly after request shall execute, file and record such UCC forms as are necessary to maintain the priority of Beneficiary' s lien upon and security interest in the Collateral, and shall pay all expenses and fees in connection with the filing and recording thereof. If Beneficiary shall require the filing or recording of additional UCC forms or continuation statements, Trustor shall, promptly after request, execute, file and record such UCC forms or continuation statements as Beneficiary shall deem necessary, and shall pay all expenses and fees in connection with the filing and recording thereof, it being understood and agreed, however, that no such additional documents shall increase Trustor's obligations under the Loan Documents.

13.       Actions and Proceedings. Beneficiary has the right to appear in and defend any action or proceeding brought with respect to the Trust Property and to bring any action or proceeding, in the name and on beha1f of Trustor, which Beneficiary, in its sole discretion, decides should be brought to protect its or their interest in the Trust Property. Beneficiary shall, at its option, be subrogated to the lien of any deed of trust or other security instrument discharged in whole or in part by the Debt, and any such subrogation rights shall constitute additional security for the payment of the Debt.

14.       Marshalling and Other Matters. Trustor hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Trust Property or any part thereof or any interest therein. Further, Trustor hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Deed of Trust on behalf of Trustor, and on behalf of each and every person acquiring any interest in or title to the Trust Property subsequent to the date of this Deed of Trust and on behalf of all persons to the extent permitted by applicable law. The lien of this Deed of Trust shall be absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of Beneficiary and, without limiting the generality of the foregoing., the lien hereof shall not be impaired by (i) any acceptance by Beneficiary of any other security for any portion of the Debt, (ii) any failure, neglect or omission on the part of Beneficiary to realize upon or protect any portion of the Debt or any collateral security therefor or (iii) any release (except as to the property released), sale, pledge, surrender, compromise, settlement, renewal, extension, indulgence, alteration, change, modification or disposition of any portion of the Debt or of any of the collateral security therefor; and Beneficiary may foreclose, or exercise any other remedy available to Beneficiary under other Loan Documents without first exercising or enforcing any of its remedies under this Deed of Trust, and any exercise of the rights and remedies of Beneficiary hereunder shall not in any manner impair the Debt or the liens of any other Loan Document or any of Beneficiary' s rights and remedies thereunder.

15.       Notices. All notices, consents, approvals and requests required or permitted hereunder shall be in writing, md shall be sent, and shall be deemed effective, as provided in the Loan Agreement.

16.       Inapplicable Provisions. If any term, covenant or condition of this Deed of Trust illegal or unenforceable in any respect, this Deed of Trust shall be construed without such provision.

17.       Headings. The paragraph headings in this Deed of Trust are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

18.       Duplicate Originals. This Deed of Trust may be executed in any number of duplicate originals and each such duplicate original shall be deemed to be an original.

19.       Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Deed of Trust may be used interchangeably in singular or plural form; and the word "Trustor" shall mean "each Trustor and any subsequent owner or owners of the Trust Property or any part thereof or any interest therein," the word ''Beneficiary" shall mean ''Beneficiary and any subsequent holder of the Note;• the words "Trust Property'' shall include any portion of the Trust Property and any interest therein, the word "including,, means "including but not limited to" and the words "attorneys ' fees" shall include any and all attorneys' fees, paralegal and law clerk fees, including fees at the pre-trial, trial and appellate levels incurred or paid by Beneficiary in protecting its interest in the Trust Property and Collateral and enforcing its rights hereunder.

20.       Homestead. Trustor hereby waives and renounces all homestead and exemption rights provided by the Constitution and the laws of the United States and of any state, in and to the Trust Property as against the collection of the Debt, or any part thereof.

21.       Assignments. Beneficiary shall have the right to assign or transfer its rights under this Deed of Trust without limitation. Any assignee or transferee shall be entitled to all the benefits afforded Beneficiary under this Deed of Trust.

22.       Waiver of Jury Trial. TRUSTOR HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS DEED OF TRUST OR ANY OTHER LOAN DOCUMENT, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY TRUSTOR AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. BENEFICIARY IS HEREBY AUTHORIZED TO FILE A COPY OF TIDS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY TRUSTOR.

23.       Consents. Any consent or approval by Beneficiary in any single instance shall not be deemed or construed to be Beneficiary's consent or approval in any like matter arising at a subsequent date, and the failure of Beneficiary to promptly exercise any right, power, remedy, consent or approval provided herein or at law or in equity shall not constitute or be construed as a waiver of the same nor shall Beneficiary be estopped from exercising such right, power, remedy, consent or approval at a later date. Any consent or approval requested of and granted by Beneficiary pursuant hereto shall be narrowly construed to be applicable only to Trustor and the matter identified in such consent or approval and no third party shall claim any benefit by reason thereof, and any such consent or approval shall not be deemed to constitute Beneficiary a venturer or partner with Trustor nor shall privity of contract be presumed to have been established with any such third party. If Beneficiary deems it to be in its best interest to retain assistance of persons, firms or corporations (including attorneys title insurance companies, appraisers, engineers and surveyors) with respect to a request for consent or approval, Trustor shall reimburse Beneficiary for all costs reasonably incurred in connection with the employment of such persons, firms or corporations.

24.       Loan Repayment and Defeasance. Provided no Event of Default exists, the Lien of this Deed of Trust shall be terminated, released and re-conveyed of record by Beneficiary (and the Trustee, to the extent required by law to affect a full and proper termination, release and reconveyance) prior to the Maturity Date only in accordance with the terms and provisions set forth in the Loan Agreement.

25.       No Election of Remedies.

(a) Upon the occurrence of an Event of Default, Beneficiary may proceed under this Deed of Trust against the Trust Property in one or more parcels and in such manner and order as Beneficiary shall elect. Trustor hereby irrevocably waives and releases, to the extent permitted by law, and whether now or hereafter in force, any right to have the Trust Property marshaled upon any foreclosure of this Deed of Trust.

(b) Without limiting the generality of the foregoing, and without limitation as to any other right or remedy provided to Beneficiary in this Deed of Trust or the other Loan Documents, in the case of an Event of Default (i) Beneficiary shall have the right to pursue all of its rights and remedies under this Deed of Trust and the Loan Documents, at law and/or in equity, in one proceeding, or separately and independently in separate proceedings from time to time as Beneficiary, in its sole and absolute discretion, shall determine from time to time, (ii) Beneficiary shall not be required to either marshal! assets, sell the Trust Property in any particular order of alienation (and may sell the same simultaneously and together or separately), or be subject to any ''one action" or "election of remedies'' law or rule with respect to the Trust Property, (iii) the exercise by Beneficiary of any remedies against any one item of Trust Property will not impede Beneficiary from subsequently or simultaneously exercising remedies against any other item of Trust Property, (iv) all liens and other rights, remedies or privileges provided to Beneficiary herein shall remain in full force and effect until Beneficiary bas exhausted all of its remedies against the Trust Property and all Trust Property has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt, and (v) Beneficiary may resort for the payment of the Debt to any security held by Beneficiary in such order and manner as Beneficiary, in its discretion, may elect and Beneficiary may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Beneficiary thereafter to foreclose this Deed of Trust

(c) Without notice to or consent of Trustor and without impairment of the lien and rights created by this Deed of Trust, Beneficiary may, at any time {in its sole and absolute discretion, but Beneficiary shall have no obligation to), execute and deliver to Trustor a written instrument releasing all or a portion of the lien of this Deed of Trust as security for any or all of the obligations of Trustor now existing or hereafter arising under or in respect of the Note, the Loan Agreement and each of the other Loan Documents, whereupon following the execution and delivery by Beneficiary to Trustor of any such written instrument of release, this Deed of Trust shall no longer secure such obligations of Trustor so released.

26.       Governing Law. WITH RESPECT TO MATTERS RELATING TO THE CREATION, PERFECTION AND PROCEDURES RELATING TO THE ENFORCEMENT OF THIS DEED OF TRUST, THIS DEED OF TRUST SHALL BE GOVERNED BY, AND BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE IN WHICH THE TRUST PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, EXCEPT AS EXPRESSLY SET FORTH ABOVE IN THIS PARAGRAPH AND TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES SHALL GOVERN ALL MATTERS RELATING TO THIS DEED OF TRUST AND THE OTHER LOAN DOCUMENTS AND ALL OF THE INDEBTEDNESS OR OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. ALL PROVISIONS OF THE LOAN AGREEMENT INCORPORATED HEREIN BY REFERENCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, AS SET FORTH IN THE GOVERNING LAW PROVISION OF THE LOAN AGREEMENT.

27.       Exculpation. The liability of Trustor hereunder is limited pursuant to Section 10.1 of the Loan Agreement.

28.       Trustee; Successor Trustee. Trustee shall not be liable for any error of judgment or act done by Trustee, or be otherwise responsible or accountable under any circumstances whatsoever, except if the result of Trustee's gross negligence or willful misconduct. Trustee shall not be personally liable in case of entry by him or anyone acting by virtue of the powers herein granted him upon the Trust Property for debts contracted or liability or damages or damages incurred in the management or operation of the Trust Property. Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him hereunder or believed by him to be genuine. Trustee shall be entitled to reimbursement for actual expenses incurred by him in the performance of his duties hereunder and to reasonable compensation for such of his services hereunder as shall be rendered. Trustor will, from time to time, reimburse Trustee for and save and hold him harmless from and against any and all loss, cost, liability, damage and reasonable expense whatsoever incurred by him in the performance of his duties. All monies received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received but need not be segregated in any manner from any other monies (except to the extent required by law) and Trustee shall be under no liability for interest on any monies received by him hereunder. Trustee may resign by giving of notice of such resignation inwriting to Beneficiary. If Trustee shall die, resign or become disqualified from acting in the execution of this trust or shall fail or refuse to exercise the same when requested by Beneficiary or if for any or no reason and without cause Beneficiary shall prefer to appoint a substitute trustee to act instead of the original Trustee named herein, or any prior successor or substitute trustee, Beneficiary shall, without any formality or notice to Trustor or any other person, have full power to appoint a substitute trustee and, if Beneficiary so elects, several substitute trustees in succession who shall succeed to all the estate, rights, powers and duties of the aforenamed Trustee. Each appointment and substitution shall be evidenced by an instrument in writing which shall recite the parties to, and the book and page of record of, this Deed of Trust, and the description of the real property herein described, which instrument, executed and acknowledged by Beneficiary, shall (i) be conclusive proof of the proper substitution and appointment of such successor Trustee or Trustees, (ii) duly assign and transfer all the estates, properties, rights, powers and trusts of Trustee so ceasing to act and (iii) be notice of such proper substitution and appointment to all parties in interest. In addition, such Trustee ceasing to act shall duly assign, transfer, and deliver any of the property and monies held by Trustee to the successor Trustee so appointed in its or his place. The Trustee may act in the execution of this trust and may authorize one or more parties to act on his behalf to perform the ministerial functions required of him hereunder, including without limitation, the transmittal and posting of any notices and it shell not be necessary for any Trustee to be present in person at any foreclosure sale.

PART II. STATE-SPECIFIC PROVISIONS

30.       Conflicts With Part I. In the event of any conflict between the provisions of this Part II and any provision of Part I, then the provisions of this Part Il shall control.

31.       Future Advances. This Deed of Trust is given to secure not only existing Debt, but also future advances made within fifteen (15) years of the date of this Deed of Trust to the same extent as if such future advances are made on the date of the execution of this Deed of Trust. The principal amount (including future advances) that may be so secured may decrease or increase from time to time, but the total amount so secured at any one time shall not exceed the maximum principal amount of $28,550,000.00 plus all interest, costs, reimbursements, fees and expenses due under this Deed of Trust and secured hereby. Trustor shall not execute any document that impairs or otherwise impacts the priority of any future advances secured by this Deed of Trust. The amount of present obligations secured hereby is $14,275,000.00.

32.       Power of Sale. Upon the occurrence of an Event of Default, Beneficiary may notify Trustee to exercise the power of sale hereunder and upon such notification it shall be lawful for and the duty of Trustee, and Trustee is hereby authorized and empowered to expose to sale and to sell the Trust Property or any part thereof at public sale to the highest bidder for cash, in compliance with applicable requirements of North Carolina law governing the exercise of powers of sale contained in deeds of trust and upon such sale, Trustee shall collect the purchase proceeds and convey title to the portion of the Trust Property so sold to the purchaser in fee simple. In the event of a sale of the Trust Property or any part thereof, the proceeds of sale shall be applied in the following order of priority: (i) to the payment of all costs and expenses for and in connection with such sale, including a commission for Trustee's services as hereinafter provided and reasonable attorney's fees incurred by Trustee for legal services actually performed; (ii) to the reimbursement of Beneficiary for all reasonable and actual sums expended or incurred by Beneficiary under the terms of this Deed of Trust or to establish, preserve or enforce this Deed of Trust or to collect the Note (including, without limitation, reasonable attorneys' fees); (iii) to the payment of the Note and interest thereon and all other indebtedness hereby secured; and (iv) the balance, if any, shall be paid to the parties lawfully entitled thereto. In the event of a sale hereunder, Beneficiary shall have the right to bid at such sale and shall have the right to credit all or any portion of the indebtedness secured hereby against the purchase price. Trustee shall have the right to designate the place of sale in compliance with applicable law and the sale shall be held at the place designated by the notice of sale. Trustee may require the successful bidder at any sale to deposit immediately with Trustee cash or certified check or cashier's check in an amount up to five percent (5%) of the bid provided notice of such deposit requirement is published as required by law. The bid may be rejected if the deposit is not immediately made. Such deposit shall be refunded in case of a resale because of an upset bid or if Trustee is unable to convey the portion of the Trust Property so sold to the bidder because the power of sale has been terminated in accordance with applicable law. If the purchaser fails to comply with its bid, the deposit may, at the option of Trustee, be retained and applied to the expenses of the sale and any resales and to any damages and expenses incurred by reason of such default (including the amount that such bid exceeds the final sales price), or may be deposited with the Clerk of Superior Court. In all other cases, the deposit shall be applied to the purchase price. Pursuant to Section 25-9-604 of the North Carolina General Statutes (or any amendment thereto), Trustee is expressly authorized and empowered to expose to sale and sell, together with the real estate, any portion of the Trust Property which constitutes personal property. If personal property is sold hereunder, it need not be at the place of sale. The Trust Property may be sold in such parcels or lots without regard to principles of marshaling and may be sold at one sale or in multiple sales, all as determined by Trustee. A previous exercise of the power of sale hereunder by Trustee shall not be deemed to extinguish the power of sale which power of sale shall continue in full force and effect until all the Trust Property shall have been finally sold and properly conveyed to the purchasers at the sale. The Trustee shall be entitled to a reasonable commission for both a completed or uncompleted foreclosure based upon the usual and customary hourly rates of the Trustee and the Trustee's paralegals for time actually spent on the matter which shall be in addition to any out of pocket costs and expenses of the Trustee referred to above.

33.       Maximum Interest. The provisions of this Deed of Trust and of all agreements between Trustor and Beneficiary, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity of the Note or otherwise, shall the amount paid, or agreed to be paid to Beneficiary for the use, forbearance or retention of the money loaned under the Note ("Interest") exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, performance or fulfillment of any provision hereof or of any agreement between Trustor and Beneficiary shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for Interest prescribed by law or otherwise transcend the limit of validity prescribed by applicable law, then, ipso facto, the obligation to be performed or fulfilled shall be reduced to such limit, and if, from any circumstance whatsoever, Beneficiary shall ever receive anything of value deemed Interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive Interest shall be applied to the reduction of the principal balance owing under the Note in the inverse order of its maturity (whether or not then due) or, at the option of Beneficiary, be paid over to Trustor, and not to the payment of Interest. All Interest (including any amounts or payments deemed to be Interest) paid or agreed to be paid to Beneficiary shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal balance of the Note so that the Interest thereon for such full period will not exceed the maximum amount permitted by applicable law. This Section will control all agreements between Trustor and Beneficiary. To the extent North Carolina Jaw is determined to govern the Note notwithstanding the choice of Jaw provision contained therein, then notwithstanding anything to the contrary contained in the Note, (i) no late fee shall be due in connection with payments due under the Note unless such payment is not made within fifteen (15) days of the date such payment is due, (ii) the late charge for such overdue payments shall be in an amount equal to four percent (4%) of the amount of such overdue payment, and (iii) late fee may not be charged more than once with respect to a single late payment.

34.       After-Acquired Property. AU property acquired by Trustor after the date of this Deed of Trust which by the terms of this Deed of Trust shall be subject to the lien and the security interest created hereby, shall immediately upon the acquisition thereof by Trustor and without further mortgage, conveyance or assignment become subject to the lien and security interest created by this Deed of Trust. Nevertheless, Trustor shall execute, acknowledge, deliver and record or file, as appropriate, all and every such further mortgages, security agreements, financing statements, assignments and assurances as Beneficiary shall reasonably require for accomplishing the purposes of this Deed of Trust.

35.       Indemnity; Expenses. Subject to Section 10.1 of the Loan Agreement, Trustor will pay or reimburse Trustee and Beneficiary for all reasonable attorneys' fees, costs and expenses incurred by either of them in any suit, action, legal proceeding or dispute of any kind in which either of them is made a party or appears as party plaintiff or defendant, affecting the Debt, this Deed of Trust or the interest created herein, or the Trust Property, or any appeal thereof, including, but not limited to, activities related to enforcement of the remedies of Beneficiary, activities related to protection of Beneficiary's collateral, any foreclosure action or exercise of the power of sale, any condemnation action involving the Trust Property or any action to protect the security hereof, any bankruptcy or other insolvency proceeding commenced by or against the Trustor, and any such amounts paid or incurred by Trustee or Beneficiary shall be added to the Debt and shall be secured by this Deed of Trust; provided, however, that in no event shall Trustor be required to indemnify or hold harmless Beneficiary for any liabilities, losses or damages resulting from Lender's bad faith, gross negligence or willful misconduct. The agreements of this subsection shall expressly survive in perpetuity satisfaction of this Deed of Trust and repayment of the Debt, any release, reconveyance, discharge of foreclosure of this Deed of Trust, conveyance by deed in lieu of foreclosure, sale, and any subsequent transfer by Trustee's conveyance of the Trust Property.

36.       Release of and Resort to Collateral. Beneficiary may release, regardless of consideration and without the necessity for any notice to a consent by the holder of any subordinate Hen on the Trust Property, any part of the Trust Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interests created in or evidenced by the Loan Documents or their stature as a first and prior lien and security interest in and to the Trust Property. For payment of the Debt, Beneficiary may resort to any other security in such order and manner as Beneficiary may elect.

37.       Waiver of Redemption, Notice and Marshalling of Assets. To the fullest extent permitted by Jaw, Trustor hereby irrevocably and unconditionally waives and releases (i) all benefit that might accrue to Trustor by virtue of any present or future statute of limitations or law orjudicia1 decision exempting the Trust Property from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment, (ii) all notices of any Event of Default or of Trustee's e1ection to exercise or his actual exercise of any right, remedy or recourse provided for under the Loan Documents, except as specifica1ly required by the terms of this Deed of Trust or the other Loan Documents, and (iii) any right to a marshalling of assets or a sale in inverse order of alienation.

38.       Discontinuance of Proceedings. If Beneficiary shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon it for any reason, Beneficiary shall have the unqualified right to do so and, in such an event, Trustor and Beneficiary shall be restored to their former positions with respect to the Debt, the obligations of Trustor under the Loan Documents, the Loan Documents, the Trust Property and otherwise, and the rights, remedies, recourses and powers of Beneficiary shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment sha11 waive any Event of Default which may then exist or the right of Beneficiary thereafter to exercise any right, remedy or recourse under the Loan Documents for such Event of Default.

39.       No Mortgagee in Possession. Neither the enforcement of any of the remedies under this Deed of Trust nor any other remedies afforded to Beneficiary under the Loan Documents, at law or in equity, shall cause Beneficiary or Trustee to be deemed or construed to be a mortgagee in possession of the Trust Property, to obligate Beneficiary or Trustee to lease the Trust Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, Trustor has executed this instrument as of the day and year first above written.

TRUSTOR:

MEDALIST FUND 1-A, LLC, a Delaware
limited liability company

By: Medalist Fund Manager, Inc.
A Virginia corporation
Its: Manager

By:	/s/William R. Elliot	(Seal)
Name: William R Elliot
Title: Co-President

COMMONWEALTH OF VIRGINIA

COUNTY OF GOOCHLAND

I certify that the following person personally appeared before me this day, acknowledging to me that she voluntarily signed the foregoing document for the purpose stated therein and, in the capacity, indicated: William R. Elliot.

Date: February 5, 2016.

/s/ P. Evans
Official Signature of Notary
P. Evans
Notary’s printed or typed name, Notary Public
My commission expires: 1-31-2018
#7056908

Exhibit A

Legal Description

The Land referred to herein below Is situated In the County of GASTON, State of NORTH CAROLINA, and Is described as follows:

That certain tract or parcel of land located and being In the Cities of Gastonia & Lowell, Gaston County, North Carolina and being more particularly described as follows:

Being all of that certain 10.2929 Acre tract as shown on plat entitled "Recombination Plat Prepared Virginia Avenue, LLC" dated November 16, 2006 and recorded November 20, 2006 in Plat Book 73 at Page 11 In the Gaston County Public Registry and being more particularly described by metes and bounds as follows:

BEGINNING at a new Iran rod marking the northeasterly Intersection formed by the northerly margin of East Franklin Boulevard (U.S. Highway 29 & 74) (a 100' public right-of-way) and the easterly margin of Church Street (a 60' public right-of-way]; thence with the easterly margin of Church Street the following five (S) courses and distances: 1) N 2&•14•50" W, 20.87 feet to an existing concrete monument; 2) N 2s•12'42" E 420.53 feet to a new Iron rod; 3) with a curve to the right having a radius of 387.04 feet, an arc length of 199.31feet, (a chord bearing of N 43•26'01" E and a chord distance of 197.12 feet) to an existing iron rod; 4) with a curve to the right having a radius of 380.68 feet, an arc length of 35,41 feet, (a chord bearing of N 61.03'12" E and a chord distance of 35.40 feet) to an existing Iron rod; S) N 68.31'43" E 97.40 feet to an existing Iron rod on the southerly line of the J & K Properties of the Carolinas, LLC property as described in Deed Book 4181, page 1118, recorded In the Gaston County Public Registry; thence with the southerly line of the J & K Properties of the Carolinas LLC property as described in aforesaid deed and continuing with the property of aforesaid owner as described In Deed Book 4151, page 2244 S 78”05’35” E 297.0S feet to an existing Iron rod being the southwesterly corner of the J & K Properties of the Carolinas UC property as described In Deed Book 4151, page 2325; thence with the southerly line of the J & K Properties of the Carolinas LLC property S 79•04•23" E 49.06 feet to an existing iron rod being the northwesterly comer of the Sawmay, LLC property as described In Deed Book 4387, page 149; thence with the westerly fine of the Sawmay, LLC property S 14•03•39" W 208.81feet to an existing Iron rod lying on the northerly margin of Taylor Avenue (a 30' public right-of-way); thence continuing with the westerly terminus of the right-of-way of Taylor Avenue S 14•03•39" W 30.17 feet to an existing Iron rod; thence turning and running with the southerly margin of Taylor Avenue the following two (2) courses and distances: 1) S s1•53•30" E 174,06 feet to an existing Iron rod; 2) with a curve to the right having a radius of 20.00 feet, an arc length of 31.51 feet, (a chord bearing of S 36.45'24" E and a chord distance of 28.35 feet) to an existing iron rod lying on the westerly margin of Neely Street (a 40' public right-of-way); thence with the westerly margin of Neely Street the following two (Z) courses and distances: 1) S os•2z•41" W 372.86 feet to a new nail; 2) with a curve to the right having a radius of 20.00 feet, an arc length of 31.88 feet, (a chord bearing of S 54°02'43" W and a chord distance of 28.61 feet) to a new Iran rod on the northerly margin of the right-of-way of the aforementioned East Franklin Boulevard; thence with the northerly margin of East Franklin Boulevard N so•11'24" W 831.52 feet to THE POINT OF BEGI NNING; containing 448,184 square feet or 10.2889 acres as shown on a survey by R.B. Pharr & Associates, P.A., dated December 14, 2010, last revised January 21, 2011.

Being the same real estate conveyed unto Medalist Fund 1-A, LLC, by Deed from Virginia Avenue, LLC, dated September 20, 2013, recorded September 20, 2013 In Book 4697, page 717, In the Register of Deeds, Gaston County, North Carolina.

Being the same property shown on that certain survey of The Shops at Franklin Square, prepared by Republic National, bearing the seal and certification of Kimberly Solltro, PLS No. l-5204, dated February 9, 2016, under Job No. 160145.